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                                                                 EXHIBIT 4(c)(i)



                         TEXAS INSTRUMENTS INCORPORATED,
                                  as Guarantor


                      TEXAS INSTRUMENTS TUCSON CORPORATION,
                   (formerly known as Burr-Brown Corporation)
                                    as Issuer

                                       To

                    UNITED STATES TRUST COMPANY OF NEW YORK,
                                   as Trustee


                                   ----------


                               FIRST SUPPLEMENTAL
                                    INDENTURE


                                   Dated as of

                                August 24, 2000

                                   ----------


                 4 1/4% CONVERTIBLE SUBORDINATED NOTES DUE 2007


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                          FIRST SUPPLEMENTAL INDENTURE

         FIRST SUPPLEMENTAL INDENTURE, dated as of August 24, 2000 (the "First Supplemental Indenture"), among Texas Instruments Tucson Corporation, a Delaware corporation formerly known as Burr-Brown Corporation (hereinafter called the "Company"), having its principal office at 6730 South Tucson Boulevard, Tucson, Arizona 85706, Texas Instruments Incorporated, a Delaware corporation ("Parent"), having its principal office at 12500 TI Boulevard, P.O. Box 660199, Dallas, Texas 75266-0199, and United States Trust Company of New York, a New York corporation, as trustee hereunder (hereinafter called the "Trustee"), having its principal office at 114 W. 47th Street, New York, New York 10036-1532.

                              W I T N E S S E T H:

         WHEREAS, the Company has issued 4 1/4% Convertible Subordinated Notes due 2007 (the "Notes") in the aggregate principal amount of $250,000,000 under and pursuant to the Indenture, dated as of February 24, 2000, between the Company and the Trustee (the "Indenture");

         WHEREAS, the Company, Parent and Burma Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), have entered into an Agreement and Plan of Merger, dated as of June 21, 2000, pursuant to which, on the date hereof, (a) Merger Sub merged (the "Merger") with and into the Company and (b) each share of common stock, par value $.01 per share, of the Company ("Company Common Stock") was converted into the right to receive 1.3 shares of common stock, par value $1.00 per share, of Parent ("Common Stock");

         WHEREAS, Articles Twelve and Fifteen of the Indenture provide that, among other things, if there shall occur any consolidation, merger or combination of the Company with another Person as a result of which holders of Company Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Company Common Stock, then the Company or the corporation whose securities are receivable by a holder of Company Common Stock pursuant to the consolidation, merger or combination shall execute with the Trustee a supplemental indenture providing that the Notes shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such consolidation, merger or combination by a holder of a number of shares of Company Common Stock issuable upon conversion of such Notes immediately prior to such consolidation, merger or combination;

         WHEREAS, Parent, by executing this First Supplemental Indenture, is further hereby fully and unconditionally guaranteeing the Company's obligations under this Indenture and the Notes;

         WHEREAS, the execution and delivery of this First Supplemental Indenture has been authorized at a meeting of the Board of Directors of Parent and by resolutions adopted by the Board of Directors of Company; and

         WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed


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and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

         NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the others and for the equal and ratable benefit of the holders of the Notes, as follows:

                                   ARTICLE I.

                           AUTHORIZATION; DEFINITIONS

         Section 1.1. First Supplemental Indenture. This First Supplemental Indenture is supplemental to, and is entered into in accordance with, Articles Eleven, Twelve and Fifteen of the Indenture, and except as modified, amended and supplemented by this First Supplemental Indenture, the provisions of the Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

         Section 1.2. Definitions. Except as expressly provided in Section 2.1 of this First Supplemental Indenture and unless the context shall otherwise require, all terms which are defined in Section 1.1 of the Indenture shall have the same meanings, respectively, in this First Supplemental Indenture as such terms are given in said Section 1.1 of the Indenture.

                                  ARTICLE II.

                           AMENDMENTS TO THE INDENTURE

         Section 2.1. Amendments to Section 1.1 of the Indenture. (a) Section
1.1 of the Indenture is hereby amended by inserting the following definitions:

         "Parent" means Texas Instruments Incorporated, a Delaware corporation, and, subject to the provisions of Article Twelve, shall include its successors and assigns.

         "Parent Board of Directors" means the Board of Directors of Parent or a committee of such Board duly authorized to act for it hereunder.

         "Parent Guarantee" means the guarantee of Parent set forth in Article Seventeen of this Indenture.

         "Parent Senior Indebtedness" means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of Parent, whether outstanding on the date of the First Supplemental Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by Parent (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), unless in the case of any particular Indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Parent Guarantee or expressly provides that such Indebtedness is "Pari Passu" or "junior" to the


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Parent Guarantee. Notwithstanding the foregoing, the term Senior Indebtedness shall not include any Indebtedness of Parent to any subsidiary of Parent, a majority of the voting stock of which is owned, directly or indirectly, by Parent. If any payment made to any holder of any Senior Indebtedness or its Representative with respect to such Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of Parent or otherwise, the reinstated Indebtedness of Parent arising as a result of such rescission or return shall constitute Senior Indebtedness effective as of the date of such rescission or return.

         (b) Section 1.1 of the Indenture is hereby amended by replacing the definition of "Board of Directors" with the following definition:

         "Company Board of Directors" means the Board of Directors of the Company or a committee of such Board duly authorized to act for it hereunder.

         (c) Section 1.1 of the Indenture is hereby amended by replacing the definition of "Common Stock" with the following definition:

         "Common Stock" means any stock of any class of Parent which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of Parent and which is not subject to redemption by the Parent. Subject to the provisions of
Section 15.6, however, shares issuable on conversion of Notes shall include only shares of the class designated as common stock of Parent at the date of this Indenture (namely, the Common Stock, par value $1.00 per share) or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of Parent and which are not subject to redemption by Parent; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

         (d) Section 1.1 of the Indenture is hereby amended by replacing the definition of "Company" with the following definition:

         "Company" means Texas Instruments Tucson Corporation, a Delaware corporation formerly known as Burr-Brown Corporation, and, subject to the provisions of Article Twelve, shall include its successors and assigns.

         (e) Section 1.1 of the Indenture is hereby amended by replacing the definition of "Indebtedness" with the following definition:

         "Indebtedness" means, with respect to any Person, and without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of such Person in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to



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the whole of the assets of such Person or to only a portion thereof), other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services; (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers' acceptances; (c) all obligations and liabilities (contingent or otherwise) in respect of leases of such Person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person and all obligations and other liabilities (contingent or otherwise) under any lease or related document (including a purchase agreement) in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase such leased property; (d) all obligations of such Person (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement; (e) all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (a) through (d); (f) any indebtedness or other obligations described in clauses (a) through (e) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person; and (g) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (f).

         (f) Section 1.1 of the Indenture is hereby amended by replacing the definition of "Officers' Certificate" with the following definition:

         "Officers' Certificate", when used with respect to the Company or Parent, means a certificate signed by both (a) the Chairman of the Board, the Chief Executive Officer, the President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "Vice President") and (b) the Treasurer or any Assistant Treasurer, the Controller or any Assistant Controller, or the Secretary or any Assistant Secretary of the Company or Parent.

         (g) Section 1.1 of the Indenture is hereby amended by replacing the definition of "Opinion of Counsel" with the following definition:

         "Opinion of Counsel" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company or Parent, or other counsel reasonably acceptable to the Trustee.

         (h) Section 1.1 of the Indenture is hereby amended by replacing the definition of "Significant Subsidiary" with the following definition:



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         "Significant Subsidiary" means, as of any date of determination, a
Subsidiary of the Company or Parent, as applicable, if as of such date of determination either (a) the assets of such subsidiary equal 10% of more of the Company's or Parent's, as applicable, total consolidated assets or (b) the total revenue of which represented 10% or more of the Company's or Parent's, as applicable, consolidated total revenue for the most recently completed fiscal year.

         Section 2.2. Amendment to Section 2.3 of the Indenture. Section 2.3 of the Indenture is hereby amended and restated in its entirety as follows:

         Section 2.3 Date And Denomination Of Notes; Payments Of Interest. The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Every Note shall be dated the date of its authentication and shall bear interest from the applicable date in each case as specified on the face of the form of Note attached as Exhibit A hereto. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve (12) 30-day months.

         The Person in whose name any Note (or its Predecessor Note) is registered on the Note register at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, except (i) that the interest payable upon redemption (unless the date of redemption is an interest payment date) will be payable to the Person to whom principal is payable and (ii) as set forth in the next succeeding sentence. In the case of any Note (or portion thereof) that is converted into Common Stock during the period from (but excluding) a record date to (but excluding) the next succeeding interest payment date either (x) if such Note (or portion thereof) has been called for redemption on a redemption date which occurs during such period, or is to be redeemed in connection with a Fundamental Change on a Repurchase Date (as defined in Section 3.5) that occurs during such period, the Company shall not be required to pay interest on such interest payment date in respect of any such Note (or portion thereof) except to the extent required to be paid upon redemption of such Note or portion thereof pursuant to Section 3.3 or 3.5 hereof or (y) if such Note (or portion thereof) has not been called for redemption on a redemption date that occurs during such period and is not to be redeemed in connection with a Fundamental Change on a Repurchase Date that occurs during such period, such Note (or portion thereof) that is submitted for conversion during such period shall be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so converted, as provided in the penultimate paragraph of
Section 15.2 hereof. Interest shall be payable at the office of the Company maintained by the Company for such purposes in the Borough of Manhattan, City of New York, which shall initially be an office or agency of the Trustee and may, as the Company shall specify to the paying agent in writing by each record date, be paid either (i) by check mailed to the address of the Person entitled thereto as it appears in the Note register (provided that the holder of Notes with an aggregate principal amount in excess of $2,000,000 shall, at the written election of such holder, be paid by wire transfer in immediately available funds) or (ii) by transfer to an account maintained by such Person located in the United States; provided, however, that payments to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The term "record date" with respect to any interest payment date shall mean the February 1 or August 1 preceding the relevant February 15 or August 15, respectively.



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         Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any February 15 or August 15 (herein called "Defaulted Interest") shall forthwith cease to be payable to the Noteholder on the relevant record date by virtue of his having been such Noteholder, and such Defaulted Interest shall be paid by the Company or Parent, at their election in each case, as provided in clause (1) or (2) below:

                    (1) The Company or Parent may elect to make payment of any
               Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company or Parent shall notify the Trustee in writing of the amount of Defaulted Interest to be paid on each Note and the date of the payment (which shall be not less than twenty-five (25) days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company or Parent shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Person entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen (15) days and not less than ten
               (10) days prior to the date of the proposed payment, and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment, the Trustee shall promptly notify the Company and Parent of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each Noteholder at his address as it appears in the Note register, not less than ten (10) days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) were registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (2) of this Section 2.3.

                    (2) The Company or Parent may make payment of any Defaulted
               Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company or Parent to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee."

         Section 2.3. Amendment to Section 2.5 of the Indenture. Section 2.5(d) and (e) of the Indenture are hereby amended and restated in its entirety as follows:

               "(d) Every Note that bears or is required under this Section 2.5(d) to bear the legend set forth in this Section 2.5(d) (together with any Common Stock issued upon



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          conversion of the Notes and required to bear the legend set forth in
          Section 2.5(e), collectively, the "Restricted Securities") shall be subject to the restrictions on transfer set forth in this Section 2.5(d) (including those set forth in the legend set forth below) unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each such Restricted Security, by such Noteholder's acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Sections 2.5(d) and 2.5(e), the term "transfer" encompasses any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security.

         Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.5(e), if applicable) shall bear a legend in substantially the following form, unless such Note has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer), or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee:

         THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR"); (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE NOTE EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY OR THE TEXAS INSTRUMENTS INCORPORATED COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE EXCEPT (A) TO TEXAS INSTRUMENTS INCORPORATED OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO UNITED STATES TRUST COMPANY OF NEW YORK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTE EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE OR A SUCCESSOR TRUSTEE, AS APPLICABLE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH


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CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (3) PRIOR TO SUCH
TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (2)(F) ABOVE), IT WILL FURNISH TO UNITED STATES TRUST COMPANY OF NEW YORK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED (EXCEPT TRANSFERS PURSUANT TO CLAUSES 2(E) OR 2(F) ABOVE, OR PURSUANT TO RULE 144(K)) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE NOTE EVIDENCED HEREBY PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE NOTE EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO UNITED STATES TRUST COMPANY OF NEW YORK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR IS A PURCHASER WHO IS NOT A U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO UNITED STATES TRUST COMPANY OF NEW YORK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS SUCH TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE NOTE EVIDENCED HEREBY PURSUANT TO CLAUSES 2(E) OR (2)(F) ABOVE, OR UPON ANY TRANSFER OF THE NOTE EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY
REGULATION S UNDER THE SECURITIES ACT.

         Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to which conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of such Note for exchange to the Note registrar in accordance with the provisions of this Section 2.5, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.5(d).

         Notwithstanding any other provisions of this Indenture (other than the provisions set forth in the second paragraph of Section 2.5(c) and in this
Section 2.5(d)), a Global Note may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.



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



         The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Notes in global form. Initially, the Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Custodian for Cede & Co.

         If at any time the Depositary for a Global Note notifies the Company that it is unwilling or unable to continue as Depositary for such Note, the Company may appoint a successor Depositary with respect to such Note. If a successor Depositary is not appointed by the Company within ninety (90) days after the Company receives such notice, the Company will execute, and the Trustee, upon receipt of an Officers' Certificate for the authentication and delivery of Notes, will authenticate and deliver, Notes in certificated form, in aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note.

         If a Note in certificated form is issued in exchange for any portion of a Global Note after the close of business at the office or agency where such exchange occurs on any record date and before the opening of business at such office or agency on the next succeeding interest payment date, interest will not be payable on such interest payment date in respect of such certificated Note, but will be payable on such interest payment date, subject to the provisions of
Section 2.3, only to the Person to whom interest in respect of such portion of such Global Note is payable in accordance with the provisions of this Indenture.

         Notes in certificated form issued in exchange for all or a part of a Global Note pursuant to this Section 2.5 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Notes in certificated form to the Persons in whose names such Notes in certificated form are so registered.

         At such time as all interests in a Global Note have been redeemed, converted, canceled, exchanged for Notes in certificated form, or transferred to a transferee who receives Notes in certificated form therefor, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global
Note is exchanged for Notes in certificated form, redeemed, converted, repurchased or canceled, or transferred to a transferee who receives Notes in certificated form therefor or any Note in certificated form is exchanged or transferred for part of a Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

         (e) Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any stock certificate representing Common Stock issued upon conversion of any Note shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or such Common Stock has been issued upon conversion of Notes that


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have been transferred pursuant to a registration statement that has been declared effective under the Securities Act, or unless otherwise agreed by Parent in writing with written notice thereof to the transfer agent:

         THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE HOLDER HEREOF AGREES THAT, UNTIL THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE COMMON STOCK EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), (1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THE COMMON STOCK EVIDENCED HEREBY EXCEPT (A) TO TEXAS INSTRUMENTS INCORPORATED OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN COMPLIANCE WITH RULE 144A, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT PRIOR TO SUCH TRANSFER, FURNISHES TO COMPUTERSHARE INVESTOR SERVICES, LLC, AS TRANSFER AGENT (OR A SUCCESSOR TRANSFER AGENT, AS APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRANSFER AGENT OR A SUCCESSOR TRANSFER AGENT, AS APPLICABLE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES LAWS
(E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (2) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (1)(F) ABOVE), IT WILL FURNISH TO COMPUTERSHARE INVESTOR SERVICES, LLC, AS TRANSFER AGENT (OR A SUCCESSOR TRANSFER AGENT, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE COMMON STOCK EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSES 1(E) OR 1(F) ABOVE, OR PURSUANT TO RULE 144(K)) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR IS A PURCHASER WHO IS NOT A U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO COMPUTERSHARE INVESTOR SERVICES, LLC (OR A SUCCESSOR TRANSFER AGENT, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO

CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN
A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY PURSUANT TO CLAUSES (1)(E) OR 1(F) ABOVE, OR UPON ANY TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

         Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.5(e)."

         Section 2.4. Amendment to Section 3.2 of the Indenture. The first paragraph of Section 3.2 of the Indenture is hereby amended and restated in its entirety as follows:

         "Section 3.2 Notice Of Redemptions; Selection Of Notes. In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Notes pursuant to Section 3.1, it shall fix a date for redemption and it or, at its written request received by the Trustee not fewer than forty-five (45) days prior (or such shorter period of time as may be acceptable to the Trustee) to the date fixed for redemption, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed in the manner as hereinafter provided a notice of such redemption not fewer than thirty (30) nor more than sixty (60) days prior to the date fixed for redemption to the holders of Notes so to be redeemed as a whole or in part at their last addresses as the same appear on the Note register; provided, however, that if the Company shall give such notice, it shall also give written notice, and written notice of the Notes to be redeemed, to the Trustee. Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Concurrently with the mailing of any such notice of redemption, the Company or Parent shall issue a press release announcing such redemption, the form and content of which press release shall be determined by the Company and Parent in their sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the redemption notice or any of the proceedings for the redemption of any Note called for redemption."

         Section 2.5. Amendment to Section 3.5 of the Indenture. Sections 3.5(b) and (e) of the Indenture are hereby amended and restated in their entirety as follows:

         "(b) On or before the tenth day after the occurrence of a Fundamental Change, the Company or at its written request (which must be received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree in writing to a shorter period), the Trustee, in the name of and at the expense of the Company, shall mail or cause to be mailed to all holders of record on the date of the Fundamental Change a notice (the "Company Notice") of the occurrence of such Fundamental Change and of the redemption right at the option of the holders arising as a result thereof. Such notice shall be mailed in the manner and with the effect set forth in the first paragraph of Section 3.2 (without regard for the time limits set forth therein). If the Company shall give such notice, the Company shall also deliver a copy of the Company Notice to the Trustee at such time as it is mailed to Noteholders. Concurrently with the mailing of any Company Notice, the Company or Parent shall issue a press release announcing such Fundamental Change referred to in the Company Notice, the form and content of which press release shall be determined by the Company and Parent in their sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the Company Notice or any proceedings for the redemption of any Note which any Noteholder may elect to have the Company redeem as provided in this Section 3.5.

         Each Company Notice shall specify the circumstances constituting the Fundamental Change, the Repurchase Date, the price at which the Company shall be obligated to redeem Notes, that the holder must exercise the redemption right on or prior to the close of business on the Repurchase Date (the "Fundamental Change Expiration Time"), that the holder shall have the right to withdraw any Notes surrendered prior to the Fundamental Change Expiration Time, a description of the procedure which a Noteholder must follow to exercise such redemption right and to withdraw any surrendered Notes, the place or places where the holder is to surrender such holder's Notes, the amount of interest accrued on each Note to the Repurchase Date and the "CUSIP" number or numbers of the Notes (if then generally in use).

         No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders' redemption rights or affect the validity of the proceedings for the redemption of the Notes pursuant to this Section 3.5.

         (e) In the case of a reclassification, change, consolidation, merger, combination, sale or conveyance to which Section 15.6 applies, in which the Common Stock of Parent is changed or exchanged as a result into the right to receive stock, securities or other property or assets (including cash), which includes shares of Common Stock of Parent or shares of common stock of another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such stock, securities or other property or assets (including cash) (as determined by Parent, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (accompanied by an Opinion of Counsel that such supplemental indenture complies with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of holders of the Notes to cause the Company to repurchase the Notes following a Fundamental Change, including without limitation the applicable provisions of this Section 3.5 and the definitions of Common Stock and Fundamental Change, as appropriate, as determined in good faith by Parent (which determination shall be conclusive and binding), to make such provisions apply to such other Person if different from Parent and the common stock issued by such Person (in lieu of Parent and the Common Stock of Parent)."

         Section 2.6. Amendment to Section 5.8 of the Indenture. Section 5.8 of the Indenture is hereby amended and restated in its entirety as follows:

         "Section 5.8 Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company and Parent covenant and agree that they shall, during any period in which they are not subject to Section 13 or 15(d) under the Exchange Act, make available to any holder or beneficial holder of Notes or any Common Stock issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Notes or such Common Stock designated by such holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any holder or beneficial holder of the Notes or such Common Stock and they will take such further action as any holder or beneficial holder of such Notes or such Common Stock may reasonably request, all to the extent required from time to time to enable such holder or beneficial holder to sell its Notes or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request of any holder or any beneficial holder of the Notes or such Common Stock, the Company and/or Parent (as applicable) will deliver to such holder a written statement as to whether it has complied with such requirements."

         Section 2.7. Amendment to Section 7.1(c) of the Indenture. Section 7.1
(c) of the Indenture is hereby amended and restated in its entirety as follows:

         "(c) failure on the part of the Company or Parent duly to observe or perform any other of the covenants or agreements on the part of the Company or Parent in the Notes or in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 7.1 specifically dealt with) continued for a period of sixty (60) days after the date on which written notice of such failure, requiring the Company or Parent to remedy the same, shall have been given to the Company or Parent by the Trustee, or the Company or Parent and a Responsible Officer of the Trustee by the holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.4; or"

         Section 2.8. Amendment to Section 7.7 of the Indenture. Section 7.7 of the Indenture is hereby amended and restated in its entirety as follows:

         "Section 7.7 Direction Of Proceedings And Waiver Of Defaults By Majority Of Noteholders. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.4 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action which is not inconsistent with such direction and (c) the Trustee may decline to take any action that would benefit some Noteholder to the detriment of other Noteholders. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.4 may, on behalf of the holders of all of the Notes, waive any past default or Event of Default hereunder and its consequences except (i) a default in the payment of interest (including Liquidated Damages, if any) or premium, if any, on, or the principal of, the Notes, (ii) a failure by the Company and Parent to convert any Notes into Common Stock, (iii) a default in the payment of redemption price pursuant to Article Three or (iv) a default in respect of a covenant or provisions hereof which under Article Eleven cannot be modified or amended without the consent of the holders of each or all Notes then outstanding or affected thereby. Upon any such waiver, the Company, Parent, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 7.7, said default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon."

         Section 2.9. Amendment to Section 8.2(b) of the Indenture. Section 8.2(b) of the Indenture is hereby amended and restated in its entirety as follows:

         "(b) any request, direction, order or demand of the Company or Parent mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Company or Parent Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company or Parent;"

         Section 2.10. Amendment to Section 8.10(a) of the Indenture. Section 8.10(a) of the Indenture is hereby amended and restated in its entirety as follows:

         "(a) The Trustee may at any time resign by giving written notice of such resignation to the Company and to the holders of Notes. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Company Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may, upon ten (10) business days' notice to the Company and the Noteholders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months may, subject to the provisions of Section 7.9, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee."

         Section 2.11. Amendment to Section 8.10(b) of the Indenture. Section 8.10(b) of the Indenture is hereby amended and restated in its entirety as follows:

         "(b) In case at any time any of the following shall occur:

                    (1) the Trustee shall fail to comply with Section 8.8 after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six
               (6) months; or

                    (2) the Trustee shall cease to be eligible in accordance
               with the provisions of Section 8.9 and shall fail to resign after written request therefor by the Company or by any such Noteholder; or

                    (3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Company Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.9, any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided, however, that if no successor Trustee shall have been appointed and have accepted appointment sixty (60) days after either the Company or the Noteholders has removed the Trustee, the Trustee so removed may petition any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee."

         Section 2.12. Amendment to Section 9.3 of the Indenture. Section 9.3 of the Indenture is hereby amended and restated in its entirety as follows:

         "Section 9.3 Who Are Deemed Absolute Owners. The Company, Parent, the Trustee, any paying agent, any conversion agent and any Note registrar may deem the Person in whose name such Note shall be registered upon the Note register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note registrar) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest on such Note, for conversion of such Note and for all other purposes; and none of the Company, Parent or the Trustee or any paying agent or any conversion agent or any Note registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note."

         Section 2.13. Amendment to Section 10.3 of the Indenture. Section 10.3 of the Indenture is hereby amended and restated in its entirety as follows:

         "Section 10.3. Call of Meetings By Company Or Noteholders. In case at any time the Company, pursuant to a resolution of the Company Board of Directors, or the holders of at least ten percent (10%) in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 10.1, by mailing notice thereof as provided in Section 10.2."

         Section 2.14. Amendment to Article Eleven of the Indenture. Article Eleven of the Indenture is hereby amended and restated in its entirety as follows:

                                  "ARTICLE 11.

                             SUPPLEMENTAL INDENTURES

         Section 11.1 Supplemental Indentures Without Consent Of Noteholders. The Company and Parent, when authorized by the resolutions of the Company and Parent Boards of Directors, and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

               (a) make provision with respect to the conversion rights of the holders of Notes pursuant to the requirements of Section 15.6 and the redemption obligations of the Company pursuant to the requirements of
          Section 3.5(e);

               (b) subject to Article Four, to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes, any property or assets;

               (c) to evidence the succession of another Person to the Company or Parent, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company or Parent pursuant to Article Twelve;

               (d) to add to the covenants of the Company or Parent such further covenants, restrictions or conditions as the Company and Parent Boards of Directors and the Trustee shall consider to be for the benefit of the holders of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

               (e) to provide for the issuance under this Indenture of Notes in coupon form (including Notes registrable as to principal only) and to provide for exchangeability of such Notes with the Notes issued hereunder in fully registered form and to make all appropriate changes for such purpose;

               (f) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture that shall not materially adversely affect the interests of the holders of the Notes;

               (g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes; or

               (h) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualifications of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted.

         Upon the written request of the Company and Parent, accompanied by a copy of the resolutions of the Company and Parent Boards of Directors certified by their respective Secretary or Assistant Secretary authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Company and Parent in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         Any supplemental indenture authorized by the provisions of this Section
11.1 may be executed by the Company, Parent and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 11.2.

         Notwithstanding any other provision of the Indenture or the Notes, the Registration Rights Agreement and the obligation to pay Liquidated Damages thereunder may be amended, modified or waived in accordance with the provisions of the Registration Rights Agreement.

         Section 11.2 Supplemental Indenture With Consent Of Noteholders. With the consent (evidenced as provided in Article Nine) of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Company and Parent, when authorized by the resolutions of the Company and Parent Boards of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption thereof, or impair the right of any Noteholder to institute suit for the payment thereof, or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency other than that provided in the Notes, or modify the provisions of this Indenture with respect to the subordination of the Notes in a manner adverse to the Noteholders in any material respect, or change the obligation of the Company to redeem any Note upon the happening of a Fundamental Change in a manner adverse to the holder of Notes, or impair the right to convert the Notes into Common Stock subject to the terms set forth herein, including Section 15.6, in each case, without the consent of the holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding.

         Upon the written request of the Company and Parent, accompanied by a copy of the resolutions of the Company and Parent Boards of Directors certified by their respective Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company and Parent in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

         It shall not be necessary for the consent of the Noteholders under this
Section 11.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

         Section 11.3 Effect Of Supplemental Indenture. Any supplemental indenture executed pursuant to the provisions of this Article Eleven shall comply with the Trust Indenture Act, as then in effect, provided that this
Section 11.3 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Eleven, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, Parent and the holders of Notes shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         Section 11.4 Notation On Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Eleven may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company's expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 16.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

         Section 11.5 Evidence Of Compliance Of Supplemental Indenture To Be Furnished To Trustee. Prior to entering into any supplemental indenture, the Trustee may request an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article Eleven."

         Section 2.15. Amendment to Article Twelve of the Indenture. Article Twelve of the Indenture is hereby amended and restated in its entirety as follows:

                                  "ARTICLE 12.

                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

         Section 12.1 Company May Consolidate, Etc. On Certain Terms. Subject to the provisions of Section 12.2, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of the Company or Parent with or into any other Person or Persons (whether or not affiliated with the Company or Parent), or successive consolidations or mergers in which the Company, Parent or their respective successor or successors shall be a party or parties, or shall prevent any sale, conveyance or lease (or successive sales, conveyances or leases) of all or substantially all of the property of the Company or Parent, to any other Person (whether or not affiliated with the Company or Parent), authorized to acquire and operate the same and that shall be organized under the laws of the United States of America, any state thereof or the District of Columbia; provided, however, that upon any such consolidation, merger, sale, conveyance or lease, the due and punctual payment of the principal of and premium, if any, and interest (including Liquidated Damages, if any) on all of the Notes, according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company or Parent, shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by the Person (if other than the Company or Parent) formed by such consolidation, or into which the Company or Parent shall have been merged, or by the Person that shall have acquired or leased such property, and such supplemental indenture shall provide for the applicable conversion rights set forth in Section 15.6.

         Section 12.2 Successor Corporation To Be Substituted. In case of any such consolidation, merger, sale, conveyance or lease and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company or Parent, such successor Person shall succeed to and be substituted for the Company or Parent, with the same effect as if it had been named herein as the party of this first part. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of Texas Instruments Tucson Corporation any or all of the Notes, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor

Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or lease, the Person named as the "Company" or "Parent" in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article Twelve may be dissolved, wound up and liquidated at any time thereafter and such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

         In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

         Section 12.3 Opinion Of Counsel To Be Given Trustee. The Trustee shall receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance or lease and any such assumption complies with the provisions of this Article Twelve."

         Section 2.16. Amendment to Article Fourteen of the Indenture. Article Fourteen of the Indenture is hereby amended and restated in its entirety as follows:

                                  "ARTICLE 14.

                           IMMUNITY OF INCORPORATORS,
                      STOCKHOLDERS, OFFICERS AND DIRECTORS

         Section 14.1 Indenture And Notes Solely Corporate Obligations. Except as set forth in Article Seventeen, no recourse for the payment of the principal of or premium, if any, or interest on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or Parent in this Indenture or in any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company, Parent or of any successor corporation, either directly or through the Company, Parent or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes."

         Section 2.17. Amendment to Article Fifteen of the Indenture. Article Fifteen of the Indenture is hereby amended and restated in its entirety as follows:

                                  "ARTICLE 15.

                               CONVERSION OF NOTES

         Section 15.1 Right To Convert. Subject to and upon compliance with the provisions of this Indenture, including, without limitation, Article Four, the holder of any Note shall have the right, at its option, at any time after the original issuance of the Notes hereunder through the close of business on the final maturity date of the Notes (except that, with respect to any Note or portion of a Note that shall be called for redemption, such right shall terminate, except as provided in Section 15.2, Section 3.2 or Section 3.4, at the close of business on the Business Day next preceding the date fixed for redemption of such Note or portion of a Note unless the Company shall default in payment due upon redemption thereof) to convert the principal amount of any such Note, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Note or portion thereof surrendered for conversion by the Conversion Price in effect at such time, by surrender of the Note so to be converted in whole or in part in the manner provided, together with any required funds, in Section 15.2. A Note in respect of which a holder is exercising its option to require redemption upon a Fundamental Change pursuant to Section 3.5 may be converted only if such holder withdraws its election to exercise in accordance with Section 3.5. A holder of Notes is not entitled to any rights of a holder of Common Stock until such holder has converted his Notes to Common Stock, and only to the extent such Notes are deemed to have been converted to Common Stock under this Article Fifteen.

         Section 15.2 Exercise Of Conversion Privilege; Issuance Of Common Stock On Conversion; No Adjustment For Interest Or Dividends. In order to exercise the conversion privilege with respect to any Note in certificated form, the holder of any such Note to be converted in whole or in part shall surrender such Note, duly endorsed, at an office or agency maintained by the Company pursuant to
Section 5.2, accompanied by the funds, if any, required by the penultimate paragraph of this Section 15.2, and shall give written notice of conversion in the form provided on the Notes (or such other notice which is acceptable to the Company) to the office or agency that the holder elects to convert such Note or the portion thereof specified in said notice. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 15.7. Each such Note surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Note, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or his duly authorized attorney.

         In order to exercise the conversion privilege with respect to any interest in a Global Note, the beneficial holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depository's book-entry conversion program, deliver, or cause to be delivered, by book-entry delivery an interest in such Global Note, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or conversion agent, and pay the funds, if any, required by this Section 15.2 and any transfer taxes if required pursuant to Section 15.7.

         As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Noteholder (as if such transfer were a transfer of the Note or Notes (or portion thereof) so converted), Parent shall issue and shall deliver to such Noteholder at the office or agency maintained by the Company for such purpose pursuant to Section 5.2, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Note or portion thereof as determined by Parent in accordance with the provisions of this Article Fifteen and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, calculated by Parent as provided in Section 15.3. In case any Note of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 2.3, the Company shall execute and the Trustee shall authenticate and deliver to the holder of the Note so surrendered, without charge to him, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

         Each conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date on which the requirements set forth above in this Section 15.2 have been satisfied as to such Note (or portion thereof), and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of Parent shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Note shall be surrendered.

         No adjustment in respect of interest on any Note converted or dividends on any shares issued upon conversion of such Note will be made upon any conversion except as set forth in the next sentence. If this Note (or portion hereof) is surrendered for conversion during the period from the close of business on any record date for the payment of interest to the close of business on the Business Day preceding the following interest payment date and either (x) has not been called for redemption on a redemption date that occurs during such period or (y) is not to be redeemed in connection with a Fundamental Change on a Repurchase Date that occurs during such period, this Note (or portion hereof being converted) must be accompanied by an amount, in New York Clearing House funds or other funds acceptable to the Company, equal to the interest payable on such interest payment date on the principal amount being converted; provided, however, that no such payment shall be required if there shall exist at the time of conversion a default in the payment of interest on the Notes.

         Upon the conversion of an interest in a Global Note, the Trustee (or other conversion agent appointed by the Company), or the Custodian at the direction of the Trustee (or other conversion agent appointed by the Company), shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any conversion agent other than the Trustee.

         Section 15.3 Cash Payments In Lieu Of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Note or Notes, Parent shall make an adjustment and payment therefor in cash at the current market price thereof to the holder of Notes. The current market price of a share of Common Stock shall be the Closing Price on the last Business Day immediately preceding the day on which the Notes (or specified portions thereof) are deemed to have been converted.

         Section 15.4 Conversion Price. The conversion price shall be as specified in the form of Note (herein called the "Conversion Price") attached as Exhibit A hereto, subject to adjustment as provided in this Article Fifteen.

         Section 15.5 Adjustment Of Conversion Price. The Conversion Price shall be adjusted from time to time by Parent as follows:

                  (a) In case Parent shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution by a fraction, the numerator of which shall be the number of shares of the Common Stock outstanding at the close of business on the date fixed for such determination, and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purpose of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of Parent. Parent will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of Parent. If any dividend or distribution of the type described in this Section 15.5(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

                  (b) In case Parent shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within forty-five (45) days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined below) on the date fixed for determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by Parent for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Parent Board of Directors.

                  (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (d) In case Parent shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of Parent (other than any dividends or distributions to which Section 15.5(a) applies) or evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in Section 15.5(b), and excluding any dividend or distribution (x) paid exclusively in cash or (y) referred to in Section 15.5(a) (any of the foregoing hereinafter in this Section 15.5(d) called the "Securities")), then, in each such case (unless Parent elects to reserve such Securities for distribution to the Noteholders upon the conversion of the Notes so that any such holder converting Notes will receive upon such conversion, in addition to the shares of Common Stock to which such holder is entitled, the amount and kind of such Securities which such holder would have received if such holder had converted its Notes into Common Stock immediately prior to the Record Date (as defined in Section 15.5(h)(4) for such distribution of the Securities)), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect on the Record Date with respect to such distribution by a fraction, the numerator of which shall be the Current Market Price per share of the Common Stock on such Record Date less the fair market value (as determined by the Parent Board of Directors, whose determination shall be conclusive, and described in a resolution of the Parent Board of Directors) on the Record Date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator of which shall be the Current Market Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following such Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive upon conversion the amount of Securities such holder would have received had such holder converted each Note on the Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared. If the Parent Board of Directors determines the fair market value of any distribution for purposes of this Section 15.5(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

                  Under the provisions of Parent's Preferred Shares Rights Plan (the "Rights Plan"), upon conversion of the Notes into Common Stock, to the extent that the Rights Plan is still in effect upon such conversion, the holders of Notes will receive, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in the Rights Plan.

                  Rights or warrants distributed by Parent to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of Parent's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 15.5 (and no adjustment to the Conversion Price under this Section 15.5 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 15.5(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 15.5 was made,
          (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

                  No adjustment of the Conversion Price shall be made pursuant to this Section 15.5(d) in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed, or reserved by Parent for distribution to holders of Notes upon conversion by such holders of Notes to Common Stock.

                  For purposes of this Section 15.5(d) and Sections 15.5(a) and
         (b), any dividend or distribution to which this Section 15.5(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Price reduction required by this Section 15.5(d) with respect to such dividend or distribution shall then be made) immediately followed by
         (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 15.5(a) and (b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "the date fixed for the determination of stockholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of Sections 15.5(a) and (b), and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 15.5(a).

                  (e) In case Parent shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding (x) any quarterly cash dividend on the Common Stock to the extent the aggregate cash dividend per share of Common Stock in any fiscal quarter does not exceed the greater of (A) the amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock to the extent that such preceding quarterly dividend did not require any adjustment of the Conversion Price pursuant to this Section 15.5(e) (as adjusted to reflect subdivisions, or combinations of the Common Stock), and (B) 3.75% of the arithmetic average of the Closing Price

         (determined as set forth in Section 15.5(h)) during the ten Trading Days (as defined in Section 15.5(h)) immediately prior to the date of declaration of such dividend, and (y) any dividend or distribution in connection with the liquidation, dissolution or winding up of Parent, whether voluntary or involuntary), then, in such case, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such record date by a fraction, the numerator of which shall be the Current Market Price of the Common Stock on the record date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock, and the denominator of which shall be such Current Market Price of the Common Stock, such reduction to be effective immediately prior to the opening of business on the day following the record date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each Note on the record date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 15.5(e) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this Section 15.5(e) above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

                  (f) In case a tender or exchange offer made by Parent or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a fair market value (as determined by the Parent Board of Directors, whose determination shall be conclusive and described in a resolution of the Parent Board of Directors) that as of the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the

         Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the Trading Day following the Expiration Time. In the event that Parent is obligated to purchase shares pursuant to any such tender or exchange offer, but Parent is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such tender or exchange offer had not been made.

                  (g) In case of a tender or exchange offer made by a Person other than Parent or any Subsidiary for an amount that increases the offeror's ownership of Common Stock to more than twenty-five percent (25%) of the Common Stock outstanding and shall involve the payment by such Person of consideration per share of Common Stock having a fair market value (as determined by the Parent Board of Directors, whose determination shall be conclusive, and described in a resolution of the Parent Board of Directors) that as of the last time (the "Offer Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, and in which, as of the Offer Expiration Time the Parent Board of Directors is not recommending rejection of the offer, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Offer Expiration Time by a fraction the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Offer Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time and the denominator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Accepted Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Accepted Purchased Shares) at the Offer Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, such reduction to become effective immediately prior to the opening of business on the Trading Day following the Offer Expiration Time. In the event that such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 15.5(g) shall not be made if, as of the Offer Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause Parent to engage in any transaction described in Article Twelve.

               (h) For purposes of this Section 15.5, the following terms shall have the meaning indicated:

                    (1) "Closing Price" with respect to any security on any day shall mean the closing sale price, regular way, on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case as quoted on the Nasdaq National Market or, if such security is not quoted or listed or admitted to trading on such Nasdaq National Market, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Parent Board of Directors for that purpose, or a price determined in good faith by the Parent Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive.

                    (2) "Current Market Price" shall mean the average of the
               daily Closing Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question except as hereinafter provided for purposes of any computation under Section 15.5(f) or (g); provided, however, that
               (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation and other than the tender or exchange offer requiring such computation under Section 15.5(f) or (g)) that requires an adjustment to the Conversion Price pursuant to Section 15.5(a),
               (b), (c), (d), (e), (f) or (g) occurs during such ten consecutive Trading Days, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the "ex" date for any event (other than the issuance or distribution requiring such computation and other than the tender or exchange offer requiring such computation under Section 15.5(f) or (g)) that requires an adjustment to the Conversion Price pursuant to Section 15.5(a), (b), (c), (d), (e),
               (f) or (g) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Parent Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof in a manner consistent with any determination of such value for purposes of Section 15.5(d), (f) or (g), whose determination shall be conclusive and described in a resolution of the Parent Board of Directors or such duly authorized committee thereof, as the case may be) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of any computation under Section 15.5(f) or (g), the "Current Market Price" of the Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the "ex" date for any event (other than the tender or exchange offer requiring such computation under Section 15.5(f) or (g)) that requires an adjustment to the Conversion Price pursuant to Section 15.5(a),
               (b), (c), (d), (e), (f) or (g) occurs on or after the Expiration Time or Offer Expiration Time, as the case may be, for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted as provided in clauses (1), (2) and (3) of the proviso contained in the first sentence of this Section 15.5(h)(2). For purpose of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the Expiration Time or the Offer Expiration Time of such offer.

                    (3) "Fair Market Value" shall mean the amount which a
               willing buyer would pay a willing seller in an arm's-length transaction.

                    (4) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Parent Board of Directors or by statute, contract or otherwise).

                    (5) "Trading Day" shall mean (x) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (y) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or another national securities exchange is open for business or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

               (i) Parent may make such reductions in the Conversion Price, in addition to those required by Sections 15.5(a), (b), (c), (d), (e),
          (f) or (g) as the Parent Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

               To the extent permitted by applicable law, Parent from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) days, the reduction is irrevocable during the period and the Parent Board of Directors shall have made a determination that such reduction would be in the best interests of Parent, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to holders of record of the Notes a notice of the reduction at least fifteen (15) days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

               (j) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such price; provided, however, that any adjustments that by reason of this Section 15.5(j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article Fifteen shall be made by Parent and shall be made to the nearest cent or to the nearest one-hundredth (1/100) of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Parent plan for reinvestment of dividends or interest. To the extent the Notes become convertible into cash, assets, property or securities (other than capital stock of Parent), no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest will not accrue on the cash.

               (k) Whenever the Conversion Price is adjusted as herein provided, the Company and Parent shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers' Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Price and may assume that the last Conversion Price of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each Note at his last address appearing on the Note register provided for in Section
          2.5 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

               (l) In any case in which this Section 15.5 provides that an adjustment shall become effective immediately after (1) a record date or Record Date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 15.5(a), (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section 15.5(b), (4) the Expiration Time for any tender or exchange offer pursuant to Section 15.5(f), or (5) the Offer Expiration Time for a tender or exchange offer pursuant to Section 15.5(g) (each a "Determination Date"), Parent may elect to defer until the occurrence of the relevant Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Note converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to
          Section 15.3. For purposes of this Section 15.5(l), the term "Adjustment Event" shall mean:

                    (a) in any case referred to in clause (1) hereof, the
               occurrence of such event,

                    (b) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

                    (c) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

                    (d) in any case referred to in clause (4) or clause (5)
               hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

               (m) For purposes of this Section 15.5, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of Parent but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. Parent will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of Parent.

         Section 15.6 Effect Of Reclassification, Consolidation, Merger Or Sale. If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 15.5(c) applies), (ii) any consolidation, merger or combination of Parent with another Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or
(iii) any sale or conveyance of all or substantially all of the properties and assets of Parent to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then Parent or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that such Note shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Notes) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 15.6 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Fifteen.

         The Company and Parent shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Notes, at its address appearing on the Note register provided for in Section 2.5 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

         The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

         If this Section 15.6 applies to any event or occurrence, Section 15.5 shall not apply.

         Section 15.7 Taxes On Shares Issued. The issue of stock certificates on conversions of Notes shall be made without charge to the converting Noteholder for any tax in respect of the issue thereof. Neither the Company nor Parent shall, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Note converted, and Parent shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to Parent the amount of such tax or shall have established to the satisfaction of Parent that such tax has been paid.

         Section 15.8 Reservation Of Shares; Shares To Be Fully Paid; Compliance With Governmental Requirements; Listing Of Common Stock. Parent shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Notes from time to time as such Notes are presented for conversion.

         Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, Parent will take all corporate action which may, in the opinion of its counsel, be necessary in order that Parent may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

         Parent covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and non-assessable by Parent and free from all taxes, liens and charges with respect to the issue thereof.

         Parent covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, Parent will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Securities and Exchange Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

         Parent further covenants that, if at any time the Common Stock shall be listed on the Nasdaq National Market or any other national securities exchange or automated quotation system, Parent will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Notes; provided, however, that, if the rules of such exchange or automated quotation system permit Parent to defer the listing of such Common Stock until the first conversion of the Notes into Common Stock in accordance with the provisions of this Indenture, Parent covenants to list such Common Stock issuable upon conversion of the Notes in accordance with the requirements of such exchange or automated quotation system at such time.

         Section 15.9 Responsibility Of Trustee. The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any holder of Notes to determine the Conversion Price or whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other conversion agent make no representations with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of Parent to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of Parent contained in this Article Fifteen. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 15.6 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 15.6 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.1, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company and Parent shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

         Section 15.10 Notice To Holders Prior To Certain Actions. In case:

               (a) Parent shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Price pursuant to Section 15.5; or

               (b) Parent shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

               (c) of any reclassification or reorganization of the Common Stock of Parent (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which Parent is a party and for which approval of any stockholders of Parent is required, or of the sale or transfer of all or substantially all of the assets of Parent or any Significant Subsidiary; or

               (d) of the voluntary or involuntary dissolution, liquidation or winding up of Parent or any Significant Subsidiary;

          the Company and Parent shall cause to be filed with the Trustee and to be mailed to each holder of Notes at his address appearing on the Note register provided for in Section 2.5 of this Indenture, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up."

         Section 2.18. Amendment to Section 16.1 of the Indenture. Section 16.1 of the Indenture is hereby amended and restated in its entirety as follows:

         "Section 16.1 Provisions Binding On Company and Parent's Successors. All the covenants, stipulations, promises and agreements by the Company and Parent contained in this Indenture shall bind their respective successors and assigns whether so expressed or not."

         Section 2.19. Amendment to Section 16.2 of the Indenture. Section 16.2 of the Indenture is hereby amended and restated in its entirety as follows:

         "Section 16.2 Official Acts By Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company or Parent shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Company or Parent."

         Section 2.20. Amendment to Section 16.3 of the Indenture. Section 16.3 of the Indenture is hereby amended and restated in its entirety as follows:

         "Section 16.3 Addresses For Notices, Etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes on the Company or Parent shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company or Parent with the Trustee) to Texas Instruments Incorporated, 12500 TI Boulevard, P.O. Box 660199, Dallas, Texas 75266-0199, Attention: Chief Financial Officer. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box addressed to the Corporate Trust Office, which office is, at the date as of which this Indenture is dated, located at 114 W. 47th Street, New York, New York 10036-1532, Attention:
Corporate Trust Department (Texas Instruments Tucson Corporation, 4 1/4% Convertible Subordinated Notes due 2007).

         The Trustee, by notice to the Company and Parent, may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail, postage prepaid, at his address as it appears on the Note register and shall be sufficiently given to him if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it."

         Section 2.21. Amendment to Section 16.5 of the Indenture. Section 16.5 of the Indenture is hereby amended and restated in its entirety as follows:

         "Section 16.5 Evidence Of Compliance With Conditions Precedent; Certificates To Trustee. Upon any application or demand by the Company or Parent to the Trustee to take any action under any of the provisions of this Indenture, the Company or Parent shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with."

         Section 2.22. Amendment to Section 16.8 of the Indenture. Section 16.8 of the Indenture is hereby amended and restated in its entirety as follows:

         "Section 16.8 No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of Parent or its subsidiaries is located."

         Section 2.23. New Article Seventeen to the Indenture. The Indenture is hereby amended to include a new Article Seventeen as follows:

                                  "ARTICLE 17.

                                PARENT GUARANTEE

         Section 17.1. Parent Guarantee.

               (a) For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Parent hereby fully and unconditionally guarantees (such guarantee being a "Parent Guarantee") to each holder of a Note authenticated and delivered by the Trustee and to the Trustee irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, that: (i) the principal of, premium, if any, and interest on the Notes will be paid when due, whether at maturity or interest payment date, by acceleration, call for redemption, purchase or otherwise, and interest on the overdue principal and interest, if any, of the Notes, if lawful, and all other obligations of the Company to the Noteholders or the Trustee under this Indenture or the Notes will be promptly paid or performed, all in accordance with the terms of this Indenture and the Notes; and (ii) in case of any extension of time of payment or renewal of any of the Notes or any such other obligations, they will be paid when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, purchase or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, Parent shall be obligated to pay the same before failure to do so becomes an Event of Default. Notwithstanding anything herein to the contrary, all obligations of Parent hereunder shall be subordinated to the prior payment of Parent Senior Indebtedness to the same extent that the Notes are subordinated pursuant to Article Four.

               (b) Parent agrees that (i) its obligations with regard to this Parent Guarantee shall be full and unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any delays in obtaining or realizing upon (or failures to obtain or realize upon) collateral, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of the Parent and
          (ii) this Parent Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture. Parent hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, protest, notice and all demands whatsoever and covenants that this Parent Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

               (c) If any Noteholder or the Trustee is required by any court or otherwise to return to any of the Company, Parent, or Trustee, or similar official acting for any of the Company or Parent, any amount paid by any of the Company or Parent to the Trustee or such Noteholder, this Parent Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Parent agrees that it will not be entitled to any right of subrogation in relation to the Noteholders in respect of any obligations guaranteed hereby."

                                  ARTICLE III.

                       ADJUSTMENT OF THE CONVERSION PRICE
                                  FORM OF NOTES

         Section 3.1. Adjustment of the Conversion Price. Pursuant to Section
15.6 of the Indenture, the Conversion Price is hereby adjusted downward to $44.45 to give effect to the conversion of Company Common Stock into Common Stock as a result of the Merger.

         Section 3.2. Form of Notes. The Notes and the Trustee's certificate of authentication to be borne by such Notes shall be amended and restated in substantially the form set forth in Exhibit A, which is incorporated in and made a part of this First Supplemental Indenture.

                                  ARTICLE IV.

                                OTHER AGREEMENTS

         Section 4.1. Assumption of Obligations Under Registration Rights Agreement. Parent hereby assumes, and covenants and agrees, jointly and severally with the Company, to perform or cause to be performed each and every obligation of the Company under the Registration Rights Agreement as if it were an original party thereto.

         Section 4.2. Trust Indenture Act Obligations of Parent. Parent hereby covenants and agrees to comply with its obligations as an "obligor" under the applicable provisions of the Trust Indenture Act of 1939, as amended.

                                   ARTICLE V.

                            MISCELLANEOUS PROVISIONS

         Section 5.1. Effective Date. This First Supplemental Indenture shall become effective upon execution and delivery hereof.

         Section 5.2. Execution in Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         Section 5.3. Acceptance by Trustee. The Trustee accepts the Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions set forth therein as so supplemented. The Trustee shall not be responsible in any manner whatsoever for or in respect of execution hereof by the Company or Parent, or for or in respect of the recitals contained herein, all of which are made by the Company and Parent solely.

         Section 5.4. Provisions Binding On Successors. All the covenants, stipulation, promises and agreements by the Company and Parent contained in this First Supplemental Indenture shall bind its successors and assigns whether so expressed or not.

         Section 5.5. Severability. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 5.6. Governing Law. This First Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof.

         Section 5.7. Incorporation into Indenture. All provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as amended and supplemented by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS THEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year written above.


                                        TEXAS INSTRUMENTS
                                        INCORPORATED, as Guarantor


                                        By: /s/ M. SAMUEL SELF
                                           -------------------------------------
                                           M. Samuel Self
                                           Senior Vice President
                                           and Controller



                                        TEXAS INSTRUMENTS TUCSON
                                        CORPORATION, as Issuer


                                        By: /s/ M. SAMUEL SELF
                                           -------------------------------------
                                           M. Samuel Self
                                           Treasurer



                                        UNITED STATES TRUST COMPANY OF
                                        NEW YORK, as Trustee


                                        By: /s/ JAMES E. LOGAN
                                           -------------------------------------
                                        Name:   James E. Logan
                                             -----------------------------------
                                        Title:  Vice President
                                              ----------------------------------

                                    EXHIBIT A

                                  FORM OF NOTES

         For Global Note only: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE "DEPOSITARY", WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER. USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR"); (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE NOTE EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY OR THE TEXAS INSTRUMENTS INCORPORATED COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE EXCEPT (A) TO TEXAS INSTRUMENTS OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO UNITED STATES TRUST COMPANY OF NEW YORK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTE EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE OR A SUCCESSOR TRUSTEE, AS APPLICABLE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT,

(E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (3) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (2)(F) ABOVE), IT WILL FURNISH TO UNITED STATES TRUST COMPANY OF NEW YORK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT, SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED (EXCEPT TRANSFERS PURSUANT TO CLAUSES 2(E) OR 2(F) ABOVE, OR PURSUANT TO RULE 144(K)) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE NOTE EVIDENCED. HEREBY PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE NOTE EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO UNITED STATES TRUST COMPANY OF NEW YORK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR IS A PURCHASER WHO IS NOT A U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO UNITED STATES TRUST COMPANY OF NEW YORK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS SUCH TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE NOTE EVIDENCED HEREBY PURSUANT TO CLAUSES 2(E) OR (2)(F) ABOVE, OR UPON ANY TRANSFER OF THE NOTE EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY
REGULATIONS UNDER THE SECURITIES ACT.

                      TEXAS INSTRUMENTS TUCSON CORPORATION

                 4 1/4% CONVERTIBLE SUBORDINATED NOTES DUE 2007

                                                              CUSIP: 122 574 AD8

No.                                                            $
   ------                                                       ----------------

         Texas Instruments Tucson Corporation, a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co., registered assigns, the principal sum of [____________________________] dollars ($______________) on February 15, 2007, at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on February 15 and August 15 of each year, commencing August 15, 2000, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 4 1/4%, from February 15 or August 15, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on the Notes, in which case from February 24, 2000, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any February 1 or August 1, as the case may be, and before the following February 15 or August 15, this Note shall bear interest from such February 15 or August 15; provided, however, that if the Company shall default in the payment of interest due on such February 15 or August 15, then this Note shall bear interest from the next preceding February 15 or August 15 to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on such Note, from February 24, 2000. Except as otherwise provided in the Indenture, the interest payable on the Note pursuant to the Indenture on any February 15 or August 15 will be paid to the Person entitled thereto as it appears in the Note register at the close of business on the record date, which shall be the February 1 or August 1 (whether or not a Business Day) next preceding such February 15 or August 15, as provided in the Indenture; provided, however, that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Interest may, at the option of the Company, be paid either (i) by check mailed to the registered address of such Person (provided that the holder of Notes with an aggregate principal amount in excess of $2,000,000 shall, at the written election of such holder, be paid by wire transfer of immediately available funds) or (ii) by transfer to an account maintained by such Person located in the United States; provided, however, that payments to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal of and premium, if any, and interest on the Notes to the prior payment in full of all Senior

Indebtedness, as defined in the Indenture, and provisions giving the holder of this Note the right to convert this Note into common stock, par value $1.00 per share, of Texas Instruments Incorporated on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws.

         This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

                                      TEXAS INSTRUMENTS TUCSON CORPORATION

                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

Attest:
       --------------------------------
Name:
       --------------------------------
Title:
       --------------------------------
Dated:
       --------------------------------

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture.
UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee

[By:
    ---------------------------------
          Authorized Signatory
                                      ; or


By:                                   ]
   ----------------------------------
        As Authenticating Agent
      (if different from Trustee)

                             FORM OF REVERSE OF NOTE
                      TEXAS INSTRUMENTS TUCSON CORPORATION

                 4 1/4% CONVERTIBLE SUBORDINATED NOTES DUE 2007

         This Note is one of a duly authorized issue of Notes of the Company, designated as its 4 1/4% Convertible Subordinated Notes due 2007 (herein called the "Notes"), limited to the aggregate principal amount of $287,500,000 all issued or to be issued under and pursuant to an Indenture dated as of February 24, 2000 (herein called the "Indenture"), between the Company and United States Trust Company of New York, as trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.

         In case an Event of Default (as defined in the Indenture) shall have occurred and be continuing, the principal of, premium, if any, and accrued interest (including Liquidated Damages (as defined in the Registration Rights Agreement), if any) on all Notes may be declared by either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable upon redemption thereof, or impair the right of any Noteholder to institute suit for the payment thereof, or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency other than that provided in the Notes, or modify the provisions of the Indenture with respect to the subordination of the Notes in a manner adverse to the Noteholders in any material respect, or change the obligation of the Company to redeem any Note upon the happening of a Fundamental Change (as defined in the Indenture) in a manner adverse to the holder of the Notes, or impair the right to convert the Notes into common stock, par value $1.00 per share ("Common Stock"), of Texas Instruments Incorporated, a Delaware corporation ("Parent"), subject to the terms set forth in the Indenture, including Section 15.6 thereof, without the consent of the holder of each Note so affected or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding. Subject to the provisions of the Indenture, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except a default in the payment of interest (including Liquidated Damages, if any) or any premium on, or the principal of, any of the Notes, or a failure by the Company and Parent to convert any Notes into Common Stock, or a default in the payment of the redemption price pursuant to Article Three of the Indenture, or a default in respect of a covenant or provisions of the Indenture which under Article Eleven of the Indenture cannot be modified without the consent of the holders of each or all Notes then outstanding or affected thereby. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

         The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, expressly subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the date of the Indenture or thereafter incurred, and this Note is issued subject to the provisions of the Indenture with respect to such subordination. Each holder of this Note, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney-in-fact for such purpose.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest (including Liquidated Damages, if any) on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

         Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

         The Notes are issuable in fully registered form, without coupons, in denominations of $1,000 principal amount and any integral multiple of $1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.

         The Notes will not be redeemable at the option of the Company prior to February 20, 2003. At any time on or after February 20, 2003, and prior to maturity, the Notes may be redeemed at the option of the Company, in whole or in part, upon notice as set forth in Section 3.2, at the following redemption prices (expressed as percentages of the principal amount), together in each case with accrued and unpaid interest, if any (including Liquidated Damages, if any) to, but excluding, the date fixed for redemption:

Period                                                         Redemption Price

Beginning on February 20, 2003 and ending on February 14, 2004 .........102.429%
Beginning on February 15, 2004 and ending on February 14, 2005 .........101.821
Beginning on February 15, 2005 and ending on February 14, 2006 .........101.214
Beginning on February 15, 2006 and ending on February 14, 2007 .........100.607 and 100% on February 15, 2007; provided, however, that if the date fixed for redemption is on a February 15 or August 15, then the interest payable on such date shall be paid to the holder of record on the preceding February 1 or August 1, respectively.

         The Company may not give notice of any redemption of the Notes if a default in the payment of interest or premium, if any, on the Notes has occurred and is continuing.

         The Notes are not subject to redemption through the operation of any sinking fund.

         If a Fundamental Change occurs at any time prior to maturity of the Notes, the Notes will be redeemable on the 30th day after notice thereof (the "Repurchase Date") at the option of the holder of the Notes at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to (but excluding) the date of redemption; provided, however, that, if such Repurchase Date is a February 15 or August 15, the interest payable on such date shall be paid to the holder of record of the Notes on the preceding February 1 or August 1, respectively. The Notes will be redeemable in multiples of $1,000 principal amount. The Company shall mail to all holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the redemption right arising as a result thereof on or before the 10th day after the occurrence of such Fundamental Change. For this Note to be so redeemed at the option of the holder, the Company must receive at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, this Note with the form entitled "Option to Elect Repayment Upon a Fundamental Change" on the reverse hereof duly completed, together with this Note, duly endorsed for transfer, on or before the 30th day after the date of such notice of a Fundamental Change (or if such 30th day is not a Business Day, the immediately succeeding Business Day).

         Subject to the provisions of the Indenture, the holder hereof has the right, at its option, at any time after the original issuance of any Notes through the close of business on the final maturity date of the Notes, or, as to all or any portion hereof called for redemption, prior to the close of business on the Business Day immediately preceding the date fixed for redemption (unless the Company shall default in payment due upon redemption thereof), to convert the principal hereof or any portion of such principal which is $1,000 or an integral multiple thereof into that number of shares of Common Stock (as such shares shall be constituted at the date of conversion) obtained by dividing the principal amount of this Note or portion thereof to be converted by the Conversion Price of $44.45, as may be adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a conversion notice as provided in the Indenture (the form entitled "Conversion Notice" on the reverse hereof), to the Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, or at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. No adjustment in respect of interest on any Note converted or dividends on any shares issued upon conversion of such Note will be made upon any conversion except as set forth in the next sentence. If this Note (or portion hereof) is surrendered for conversion during the period from the close of business on any record date for the payment of interest to the close of business on the Business Day preceding the following interest payment date and either (x) has not been called for redemption on a redemption date that occurs during such period or (y) is not to be redeemed in connection with a Fundamental Change on a Repurchase Date that occurs during such period, this Note (or portion hereof being converted) must be accompanied by an amount, in New York Clearing House funds or other funds acceptable to the Company, equal to the interest payable on such interest payment date on the principal amount being converted; provided, however, that no such payment shall be required if there shall exist at the time of conversion a default in the payment of interest on the Notes. No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion. A Note in respect of which a holder is exercising its right to require redemption upon a Fundamental Change may be converted only if such holder withdraws its election to exercise such right in accordance with the terms of the Indenture. Any Notes called for redemption, unless surrendered for conversion by the holders thereof on or before the close of business on the Business Day preceding the date fixed for redemption, may be deemed to be redeemed from the holders of such Notes for an amount equal to the applicable redemption price, together with accrued but unpaid interest (including Liquidated Damages, if any) to (but excluding) the date fixed for redemption, by one or more investment banks or other purchasers who may agree with the Company (i) to purchase such Notes from the holders thereof and convert them into shares of Common Stock and (ii) to make payment for such Notes as aforesaid to the Trustee in trust for the holders.

         Upon due presentment for registration of transfer of this Note at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof; subject to the limitations provided in the Indenture, without charge except for any tax, assessment or other governmental charge imposed in connection therewith.

         The Parent, Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and none of Parent, Company, the Trustee, any other authenticating agent, any paying agent, other conversion agent or any Note registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

         Except as set forth in Article Seventeen of the Indenture, no recourse for the payment of the principal of or any premium or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company or Parent in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company, Parent or of any successor corporation, either directly or through the Company, Parent or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         This Note shall be deemed to be a contract made under the laws of New York, and for all purposes shall be construed in accordance with the laws of New York, without regard to principles of conflicts of laws.

         Terms used in this Note and defined in the Indenture are used herein as therein defined.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

         TEN COM - as tenants in common UNIF GIFT MIN ACT - _______ Custodian

________ TEN ENT - as tenant by the entireties (Cust)

         (Minor) JT TEN - as joint tenants with right of survivorship and not as under Uniform Gifts to Minors Act tenants in common ___________________ (State)

         Additional abbreviations may also be used though not in the above list.

                                CONVERSION NOTICE

TO:              TEXAS INSTRUMENTS TUCSON CORPORATION
                 UNITED STATES TRUST COMPANY OF NEW YORK

         The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, into shares of common stock, par value $1.00 per share ("Common Stock"), of Texas Instruments Incorporated in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:
      --------------------

--------------------------

--------------------------
Signature(s)

         Signatures(s) must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be-determined by the Note registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


         ---------------------------------
         Signature Guarantee

         Fill in the registration of shares of Common Stock if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:


----------------------------------------
(Name)


----------------------------------------
(Street Address)


----------------------------------------
(City, State and Zip Code)


----------------------------------------
Please print name and address

Principal amount to be converted (if less than all):

$
 --------
Social Security or Other Taxpayer
Identification Number:


----------------------------------------

                            OPTION TO ELECT REPAYMENT

                            UPON A FUNDAMENTAL CHANGE

TO:                   TEXAS INSTRUMENTS TUCSON CORPORATION
                     UNITED STATES TRUST COMPANY OF NEW YORK

         The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Texas Instruments Tucson Corporation (the "Company") as to the occurrence of a Fundamental Change with respect to Texas Instruments Incorporated, a Delaware corporation, and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the price of 100% of such entire principal amount or portion thereof, together with accrued interest to, but excluding, such repayment date, to the registered holder hereof.

Dated:
      --------------------

--------------------------

--------------------------
Signature(s)

                                         NOTICE: The above signatures
                                         of the holder(s) hereof must
                                         correspond with the name as
                                         written upon the face of the
                                         Note in every particular
                                         without alteration or
                                         enlargement or any change
                                         whatever. Principal amount to
                                         be repaid (if less than all):

                                         $
                                          --------------------------------------

                                         ---------------------------------------
                                         Social Security or Other Taxpayer
                                         Identification Number

                                   ASSIGNMENT

         For value received ___________ hereby sell(s) assign(s) and transfer(s) unto _______________________________ (Please insert a security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints ___________________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

         In connection with any transfer of the Note prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities
Act), the undersigned confirms that such Note is being transferred:

         [ ]   To Texas Instruments Incorporated or a subsidiary thereof; or

         [ ] Inside the United States pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

         [ ] Inside the United States to an Institutional Accredited Investor pursuant to and in compliance with the Securities Act of 1933, as amended; or

         [ ] Outside the Unites States in compliance with Rule 904 under the Securities Act;

               or

         [ ] Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended;

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate").

         [ ]      The transferee is an Affiliate of the Company.

Dated:
      ----------------------


                                    --------------------------------------------

                                    --------------------------------------------
                                    Signature(s)

                                    Signature(s) must be guaranteed by an
                                    "eligible guarantor institution" meeting the requirements of the Note registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                    --------------------------------------------

                                    Signature Guarantee

NOTICE: The signature of the conversion notice, the option to elect repayment upon a Fundamental Change or the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.